UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2011 (August 24, 2011)

Grand Canyon Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 W. Camelback Road Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 639-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Grand Canyon Education, Inc. is providing the following update regarding the program review initiated by the Department of Education in July 2010.
Review of Previous Disclosures Regarding Program Review
As initially disclosed in our Current Report on Form 8-K filed on August 6, 2010, and as further disclosed in our subsequent periodic reports, including in our Annual Report on Form 10-K for our fiscal year ended December 31, 2010 and our Quarterly Reports on Form 10-Q for our fiscal quarters ended September 30, 2010, March 31, 2011 and June 30, 2011, in July 2010, the Department of Education initiated a program review of Grand Canyon University covering the 2008-2009 and 2009-2010 award years. As part of this program review, a Department of Education program review team conducted a site visit on the University’s campus in July 2010 and reviewed, and in some cases requested further information regarding, the University’s records, practices and policies relating to, among other things, financial aid, enrollment, enrollment counselor compensation, program eligibility and other Title IV compliance matters. Upon the conclusion of the site visit, the University was informed by the program review team that it would (i) conduct further review of the University’s documents and records offsite, (ii) upon completion of such review, schedule a formal exit interview to be followed by a preliminary program review report in which any preliminary findings of non-compliance would be presented, and (iii) conclude the review by issuance of a final program review determination letter.
Following the conclusion of the site visit, but before it had yet received notification of the timing of its exit interview or the Department of Education’s preliminary program review report or final program review determination letter, the University became aware that the program review team had two preliminary findings of concern:
•	The first issue (the “incentive compensation issue”) was whether a compensation policy in use during part of the period under review improperly rewarded some enrollment counselors based on success in enrolling students in violation of applicable law.

•	The second issue (the “gainful employment issue”) was whether, during the award years under review, certain programs offered within the University’s College of Liberal Arts provided students with training to prepare them for gainful employment in a recognized occupation. This “gainful employment” standard has been a requirement for Title IV eligibility for programs offered at proprietary institutions of higher education such as Grand Canyon University although, pursuant to legislation passed in 2008 and effective as of July 1, 2010, this requirement no longer applies to designated liberal arts programs offered by the University and certain other institutions that have held accreditation by a regional accrediting agency since a date on or before October 1, 2007 (the University has held a regional accreditation since 1968). Subsequent to the site visit, the program review team submitted a written request to the University in which the program review team stated the view that, prior to July 1, 2010, traditional liberal arts programs were not considered as being eligible under Title IV but then requested additional information from the University that would help the Department of Education determine whether the programs offered within the University’s College of Liberal Arts were eligible under Title IV because they did provide training to prepare students for gainful employment in a recognized occupation. While the University was not informed as to which specific programs offered within the University’s College of Liberal Arts the program review team believed were ineligible, in August 2010 the University provided the Department of Education with the requested information which the University believed would demonstrate that the programs offered within the University’s College of Liberal Arts met this requirement.
Update on Program Review Status
While the University never received a formal exit interview, which the University had understood to be the typical step prior to the Department of Education’s issuance of a preliminary program review report, on August 24, 2011, the University received from the Department of Education a written preliminary program review report that includes five findings, two of which involve individual student-specific errors concerning the monitoring of satisfactory academic progress for two students and the certification of one student’s Federal Family Educational Loan as an unsubsidized Stafford loan rather than a subsidized Stafford loan. The other three findings address the incentive compensation issue, the gainful employment issue and one additional issue not previously raised with the University, as follows:

•	Incentive compensation issue. During a portion of the period under review, the University had in place a compensation plan for its enrollment counselors that was designed to comply with the regulatory “safe harbor” in effect during such period that allowed companies to make adjustments to fixed compensation for enrollment personnel, provided that any such adjustment (i) was not made more than twice during any twelve month period, and (ii) was not based solely on the number of students recruited, admitted, enrolled, or awarded financial aid. The plan at issue provided for enrollment counselor performance to be reviewed on a number of non-enrollment-related factors that could account for a substantial portion of any potential base compensation adjustment. The report does not appear to set forth any definitive finding regarding the plan, but the Department of Education has requested additional information from the University regarding its enrollment counselor compensation practices and policies in effect during the period under review. The University continues to believe that the plan at issue, both as designed and as applied, did not base compensation solely on success in enrolling students in violation of applicable law and will continue to communicate with the Department of Education to resolve this matter.

•	Gainful employment issue. The preliminary program review report sets forth the Department of Education’s position that the University’s Bachelor of Arts in Interdisciplinary Studies program was not an eligible program under Title IV because it did not provide students with training to prepare them for gainful employment in a recognized occupation. While the University is pleased that the gainful employment issue, which originally focused broadly on all programs offered within the University’s College of Liberal Arts, is now focused on a single program, the University continues to believe that its Interdisciplinary Studies program, which it first offered in Fall 2007 in response to a request by one of the University’s employer-partners, was an eligible program and intends to communicate with the Department of Education to resolve the matter.

•	Inadequate procedures related to non-passing grades. The preliminary program review report sets forth the Department of Education’s position that the University, during the period under review and prior to the time the University converted from a term-based financial aid system to a non-term, borrower-based financial aid system in mid-2010, failed to have an accurate system to determine if students with non-passing grades for a term had no documented attendance for the term or should have been treated as unofficial withdrawals for the term, thereby potentially requiring the University to return all or a portion of the Title IV monies previously received with respect to such students. Although the University is confident in the legal sufficiency of its policies that were in place during the period under review, the University is currently reviewing the draft findings and considering the manner in which it will respond to the Department of Education. As part of the process of reviewing and responding to this finding, the Department of Education has requested that the University conduct a further review of student files and provide additional information to the Department of Education following the completion of such review.
The University cannot presently predict whether or if further information requests will be made, how the foregoing issues will be resolved, when the final program review determination letter will be issued, or when the program review will be closed. At this time, the Department of Education has not specified the amount of any potential penalties, and the Company has not accrued any amounts in connection with the program review.
The University’s policies and procedures are planned and implemented to comply with the applicable standards and regulations under Title IV and the University is committed to resolving any issues of non-compliance identified in the final program review determination letter and ensuring that Grand Canyon University operates in compliance with all Department of Education requirements. If the Department of Education were to make significant findings of non-compliance in the final program review determination letter, then, after exhausting any administrative appeals available to the University, the University could be required to pay a fine, return Title IV monies previously received, or be subjected to other administrative sanctions. While the University cannot currently predict the final outcome of the Department of Education review, any such final adverse finding could damage the University’s reputation in the industry and have a material adverse effect on the University’s business, results of operations, cash flows and financial position.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.
Date: August 29, 2011	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer (Principal Financial and Principal Accounting Officer)